UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018 (July 26, 2018)

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37986	47-4219082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, FL		33156
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 26, 2018 (the “Closing Date”), the registrant consummated the previously announced transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 19, 2017, by and among the registrant, FinTech II Merger Sub Inc., a wholly-owned subsidiary of the registrant (“Merger Sub 1”), FinTech II Merger Sub 2 LLC, a wholly-owned subsidiary of the registrant (“Merger Sub 2”), Intermex Holdings II, Inc. (“Intermex”) and SPC Intermex Representative LLC (“SPC Intermex”). The Merger Agreement provided for the acquisition of Intermex by the registrant pursuant to the merger of Intermex with and into Merger Sub 1 (the “First Merger”), with Intermex continuing as the surviving entity, and immediately following the consummation of the First Merger, the merger of Intermex with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity (such merger together with the First Merger, the “Merger”).

In connection with the closing of the Merger (the “Closing”), the registrant changed its name from FinTech Acquisition Corp. II to International Money Express, Inc. and Merger Sub 2 changed its name from FinTech II Merger Sub 2 LLC to International Money Express Sub 2, LLC. Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to the combined company following the Merger, together with its subsidiaries, “FinTech” refers to the registrant prior to the closing of the Merger and “Intermex” refers to Intermex Holdings II, Inc., together with its subsidiaries, prior to the Merger.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the closing of the Merger, all of the units of the Company separated into their component parts of one share of common stock and one half of one warrant to purchase one share of common stock of the Company, and the units ceased trading on The NASDAQ Capital Market.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On the Closing Date, the board of directors of International Money Express, Inc. approved and appointed BDO USA, LLP (“BDO”) as the Company’s registered public accounting firm effective as of the Closing Date for the year ended December 31, 2018. BDO audited the financial statements of Intermex Holdings, Inc. and its subsidiaries as of December 31, 2017 and 2016 and for the periods February 1, 2017 to December 31, 2017 and January 1, 2017 to January 31, 2017 and for the year ended December 31, 2016 appearing in the Prospectus (as defined below).

Item 5.06. Change in Shell Company Status.

As a result of the Merger, the Company ceased to be a shell company as of the Closing Date. The material terms of the Merger are described in the proxy statement/prospectus on Form S-4, filed with the Securities and Exchange Commission on March 27, 2018 and subsequently amended by Amendments No. 1, 2 and 3 thereto, dated May 9, 2018, May 31, 2018 and June 15, 2018, respectively (as amended, the “Prospectus”), in the section entitled “Proposal No. 1—The Merger Proposal—The Merger Agreement” beginning on page 68, which is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On July 26, 2018, the Company issued a press release announcing the closing of the Merger. The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 7.01.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a determination or admission by the Company that this information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The exhibits filed as part of this Current Report on Form 8-K are listed in the index to exhibits immediately preceding the signature page to this Current Report on Form 8-K, which index to exhibits is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of International Money Express, Inc., dated July 26, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: August 1, 2018	By:	/s/ Robert Lisy
	Name:	Robert Lisy
	Title:	President and Chief Executive Officer